UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2025

UPEXI, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-40535	83-3378978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 N. Rocky Point Drive, Suite 240 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

(701) 353-5425

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	UPXI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On April 20, 2025, Upexi, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “Offering”): (i) 35,970,383 shares of common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $2.28 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 7,889,266 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an offering price of $2.279 per Pre-Funded Warrant. Each of the Pre-Funded Warrants is exercisable for one share of Common Stock at the exercise price of $0.001 per Pre-Funded Warrant Share, are immediately exercisable, and may be exercised at any time until all of the Pre-Funded Warrants issued in this offering are exercised in full. The Company intends to use approximately $5.3 million from the Offering for working capital and debt reduction, with the remaining funds to be used for the establishment of the Company’s Solana treasury operations and accumulation of Solana. A.G.P/Alliance Global Partners (“A.G.P”) acted as the sole placement agent in connection with the offering.

The Common Stock and the Pre-Funded Warrants are being offered pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

Pursuant to the Purchase Agreements, the Company has agreed not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto, for a period of 15 days after the effective date of the Resale Registration Statement (as defined below), subject to certain customary exceptions, without the consent of the Purchasers and A.G.P. The Company also agreed not to enter into any agreement or effect any issuance involving a Variable Rate Transaction (as defined in the Purchase Agreements) for a period of 60 days after the effective date of the Resale Registration Statement.

The Offering closed on April 24, 2025, for aggregate gross proceeds to the Company of $100 million, before deducting the placement agent’s fee and offering expenses payable by the Company.

Placement Agency Agreement

The Company also entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with A.G.P., dated April 20, 2025, pursuant to which A.G.P agreed to serve as the exclusive placement agent for the Company in connection with the Offering. The Company agreed to pay A.G.P a cash fee equal to 7.0% of the gross cash proceeds received in the Offering. In addition, the Company agreed to reimburse A.G.P for up to $100,000 of its legal fees and other out-of-pocket expenses in connection with the Offering, as well as non-accountable expenses incurred by A.G.P for up to $25,000 in connection with the Offering. Pursuant to the Placement Agency Agreement, without the prior written consent of the Purchasers, the Company shall be subject to securities issuance restrictions as described in the Purchase Agreements.

The Placement Agency Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

Registration Rights Agreement

Concurrently with the Purchase Agreements and the Placement Agency Agreement, on April 20, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement (the “Resale Registration Statement”) providing for the resale of the shares of Common Stock and Pre-Funded Warrant Shares within 30 days of the closing of the Offering, to have such registration statement declared effective with 30 days of the filing date (or 60 days, if the Securities and Exchange Commission conducts a full review), and to maintain the effectiveness of such registration statement.

2

Asset Management Agreement

Additionally, on April 23, 2025, the Company entered into an Asset Management Agreement (the “Asset Management Agreement”) with GSR Strategies LLC (the “Asset Manager”), pursuant to which the Asset Manager shall provide discretionary investment management services with respect to the Company’s cryptocurrency treasury (the “Account Assets”). According to the Asset Management Agreement, the Asset Manager will invest the Account Assets, including any funds raised in accordance with the funding allocation provided in the Asset Management Agreement, principally with a long-only strategy primarily in Solana, including staking (and restaking0 Solana to improve returns (the “SOL Treasury Strategy”).

The Company shall pay the Asset Manager an asset-based fee (the “Asset-based Fee”) equal to 1.75% per annum, of the assets under the Asset Manager’s management, which shall be calculated and paid in advance as of the first business day of each calendar month, as determined by the Asset Manager in a commercially reasonable manner and in good faith, by reference to, where applicable, available prices on Coinbase as of 12:00 UTC on such day. For any asset prices not available on Coinbase, the Asset Manager shall determine the value of such assets in a commercially reasonable manner and in good faith by reference to reputable industry sources.

As compensation for services rendered by the Asset Manager under the Asset Management Agreement, (i) initially, the Company shall issue warrants (the “GSR Warrants”) to the Asset Manager ( to purchase 2,192,982 shares of Common Stock at various prices per share of common stock as follows: (i) 877,193 shares of Common Stock at an exercise price of $2.28 per share of Common Stock; (ii) 438,596 shares of Common Stock at an exercise price of $3.42 per share of Common Stock; (iii) 438,596 shares of Common Stock at an exercise price of $4.56 per share of Common Stock; (iv) 438,597 shares of Common Stock at an exercise price of $5.70 per share of Common Stock.

The Asset Management will, unless early terminated in accordance with its terms, continue in effect until the twentieth (20th) anniversary of April 23, 2025. The Asset Management Agreement may be terminated by the Company without cause solely upon a two-thirds majority vote of the Company’s common stockholders to terminate the SOL Treasury Strategy. If the Company terminates the Asset Management Agreement for any other reason other than for cause, the Company shall pay the Asset Manager an early termination fee (the “Termination Fee) in the amount equal or greater of (i) five (5) times the aggregate amount of the management fees paid by the Company to the Asset Manager over the prior ten (10) year period, or (ii) $15 million. The Asset Management Agreement may be terminated for Cause (i) by the Company upon at least thirty (30) days prior written notice to the Asset Manager and (ii) by the Asset Manager upon at least sixty (60) days prior written notice to the Company.

The foregoing summaries of the Purchase Agreements, the Pre-Funded Warrants, the GSR Warrants, the Placement Agency Agreement, the Registration Rights Agreement, and the Asset Management Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements, which are attached hereto as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3, and 10.4 respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 relating to the issuance of the shares of Common Stock and the Pre-Funded Warrant Shares is hereby incorporated by reference into this Item 3.02.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01 Other Events.

On April 24, 2025, the Company issued a press release announcing the Offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

3

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
4.1	Form of Pre-Funded Warrant
4.2	Warrant Issued to GSR Strategies LLC dated April 23, 2025
10.1	Form of Securities Purchase Agreement, dated as of April 20, 2025, between Upexi, Inc. and each Purchaser (as defined therein)
10.2	Placement Agency Agreement, dated April 20, 2025, between Upexi, Inc. and A.G.P/Alliance Global Partners
10.3	Form of Registration Rights Agreement, dated as of April 20, 2025, between Upexi, Inc. and each Purchaser (as defined therein)
10.4	Asset Management Agreement, dated April 23, 2025, between Upexi, Inc. and GSR Strategies LLC
99.1	Press Release dated April 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPEXI, INC.

Date: April 24, 2025	By:	/s/ Andrew Norstrud
	Name:	Andrew Norstrud
	Title:	Chief Financial Officer

5